                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-K/A
                                AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported):January 9, 1997


                         TRIATHLON BROADCASTING COMPANY
------------------------------------------------------------------------------
              (Exact name of registrant as specified in charter)



          Delaware                     0-26530                   33-0668235
 ---------------------------    --------------------      -------------------
(State or Other Jurisdiction    (Commission File No.)        (IRS Employer
      of Incorporation)                                   Identification No.)



Symphony Towers, 750 B Street, Suite 1920, San Diego, CA               92101
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (619) 239-4242
                                                   ---------------------------


                                      N/A
------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements of businesses acquired or to be acquired.


The audited financial statements for the radio stations acquired and to be acquired from Southern Skies for the years ended December 31, 1995 and 1994 are set forth in the Prospectus dated March 4, 1996, contained in the Registration Statement filed by the Company with the Securities and Exchange Commission (File No. 333-1186), which is incorporated herein by reference. The unaudited financial information for the radio stations acquired and to be acquired from Southern Skies as of September 30, 1996 and for the nine month Periods ended September 30, 1996 and 1995 are set forth in the Company's current Report on Form 8K, dated January 9, 1997, which is incorporated herein by reference.

The audited financial statements for the years ended December 31, 1995 and 1994 and the unaudited financial information as of September 30, 1996 and for the nine month periods ended September 30, 1996 and 1995 for the KFAB-AM, KGOR (FM) and the Business Music Service ("KFAB/KGOR") to be acquired from American Radio Systems follow:

                         Independent Auditor's Report

Board of Directors
Henry Broadcasting Company
2277 Jerrold Avenue
San Francisco, California 94124

Members of the Board:

We have audited the accompanying combined balance sheets of KFAB-AM, KGOR-FM and Business Music Service (Divisions of Henry Broadcasting Company) as of December 31, 1995 and 1994, and the related combined statements of operations and stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such combined financial statements present fairly, in all material respects, the financial position of KFAB-AM, KGOR-FM and Business Music Service (Divisions of Henry Broadcasting Company) as of December 31, 1995 and 1994 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                              MILLER, KAPLAN, ARASE & CO.

North Hollywood, California
April 16, 1996 (Except for Note 12 as
to which the date is July 3, 1996)

                   KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                    (DIVISIONS OF HENRY BROADCASTING COMPANY)
                            COMBINED BALANCE SHEETS



                                                         DECEMBER 31,
                                                ------------------------------

                                                     1995            1994
                                                --------------  --------------

ASSETS

CURRENT ASSETS
 CASH                                             $   510,401     $   425,101
                                                --------------  --------------
 Accounts Receivable, Net of Allowance for
  Uncollectible Accounts of
  $57,386 and $59,409                               1,617,937       1,219,983
 Other Receivables                                         --           6,465
 Prepaid Sports Broadcast Rights                      167,339              --
 Prepaid Expenses                                      19,978          12,190
                                                --------------  --------------
   TOTAL CURRENT ASSETS                             2,315,655       1,663,739
                                                --------------  --------------
PROPERTY AND EQUIPMENT, NET OF
 ACCUMULATED DEPRECIATION (Note 3)                    786,534         712,203
                                                --------------  --------------
OTHER ASSETS
 Intangibles, Net of Accumulated Amortization
  (Note 4)                                          4,045,354       4,270,432
 Other                                                 63,411          65,710
                                                --------------  --------------
   TOTAL OTHER ASSETS                               4,108,765       4,336,142
                                                --------------  --------------
   TOTAL ASSETS                                   $ 7,210,954     $ 6,712,084
                                                ==============  ==============

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES
 Accounts Payable and Accrued Expenses            $   121,065     $   101,690
 Accrued Wages and Commissions                        150,837         125,512
 Sports Broadcast Rights Payable                           --         122,222
                                                --------------  --------------
   TOTAL CURRENT LIABILITIES                          271,902         349,424
                                                --------------  --------------
INTERDIVISIONAL PAYABLE (Note 11)                  14,496,189      13,209,772
                                                --------------  --------------
   TOTAL LIABILITIES                               14,768,091      13,559,196

STOCKHOLDERS' DEFICIENCY
                                                   (7,557,137)     (6,847,112)
                                                --------------  --------------
   TOTAL LIABILITIES AND
    STOCKHOLDERS' DEFICIENCY                      $ 7,210,954     $ 6,712,084
                                                ==============  ==============



           (Attached notes are an integral part of this statement)

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
        COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' DEFICIENCY


                                                YEARS ENDED DECEMBER 31,
                                            ------------------------------

                                                  1995            1994
                                             --------------  --------------
NET REVENUES                                   $ 7,247,040     $ 7,742,181
OPERATING EXPENSES
Operating Expenses                               3,854,493       3,626,639
Depreciation and Amortization                      497,364         456,117
General and Administrative Expense               1,268,791       1,273,244
Corporate Expense                                  402,140         229,152
                                             --------------  --------------
  TOTAL OPERATING EXPENSES                       6,022,788       5,585,152
                                             --------------  --------------
  INCOME FROM OPERATIONS                         1,224,252       2,157,029
                                             --------------  --------------
Interest Expense                                (1,934,277)     (2,150,277)
                                             --------------  --------------
NET INCOME (LOSS)                                 (710,025)          6,752
STOCKHOLDERS' DEFICIENCY--BEGINNING
  OF PERIOD                                     (6,847,112)     (6,853,864)
                                             --------------  --------------
STOCKHOLDERS' DEFICIENCY--END
  OF PERIOD                                    $(7,557,137)    $(6,847,112)
                                             ==============  ==============

           (Attached notes are an integral part of this statement)

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                      COMBINED STATEMENTS OF CASH FLOWS


                                                       YEARS ENDED DECEMBER 31,
                                                    -------------------------------

                                                            1995          1994
                                                      --------------  ------------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Income (Loss)                                        $ (710,025)   $   6,752
 Adjustments to Reconcile Net Income (Loss) to
  Net Cash Provided (Used) by Operating
  Activities:
   Depreciation                                              272,286      231,027
   Amortization                                              225,078      225,090
   (Increase) Decrease in:
    Accounts Receivable                                     (397,954)       4,336
    Inventory                                                  2,831       19,676
    Deposits                                                    (532)       1,657
    Other Receivables                                          6,465       (6,465)
    Prepaid Expenses                                          (7,788)       7,204
    Prepaid Sports Broadcast Rights                         (167,339)     252,000
   Increase (Decrease) in:
    Accounts Payable and Accrued Expenses                     19,375        4,338
    Accrued Wages and Commissions                             25,325      (39,268)
    Sports Broadcast Rights Payable                         (122,222)     122,222
    Interdivisional Payable                                1,286,417     (770,614)
                                                        ------------  ------------
    NET CASH PROVIDED (USED) BY OPERATING
       ACTIVITIES                                            431,917       57,955
                                                        ------------  ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Property and Equipment                     (346,617)    (106,005)
                                                        ------------  ------------
    NET CASH (USED IN) INVESTING
     ACTIVITIES                                             (346,617)    (106,005)
                                                        ------------  ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Principal Payments on Long-Term Debt                          --         (2,485)
                                                        ------------  ------------
    NET CASH (USED IN)
     FINANCING ACTIVITIES                                      --          (2,485)
                                                        ------------  ------------
NET INCREASE (DECREASE) IN CASH                               85,300      (50,535)
CASH, BEGINNING OF PERIOD                                    425,101      475,636
                                                        ------------  ------------
CASH, END OF PERIOD                                       $  510,401    $ 425,101
                                                        ============  ============

              (Attached notes are an integral part of this statement)

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      A. Basis of Presentation

         The financial statements include the accounts of KFAB-AM, KGOR-FM and Business Music Service, "Divisions" of Henry Broadcasting Company, a California corporation (the "Company"), after eliminating all significant interdivisional accounts and transactions between the divisions. Radio stations KFAB-AM and KGOR-FM are licensed to Omaha, Nebraska and Business Music Service (the Company's Muzak Division) has the exclusive Muzak Franchise for specific territories located in Nebraska and Iowa.

      B. Basis of Accounting

         Revenues are recognized when advertisements are broadcast and transmitting services are provided. Expenses are recognized when incurred. The accompanying financial statements are presented on the accrual basis.

      C. Depreciation

         Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. The assets are depreciated principally using the straight-line method for financial reporting purposes.

         On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Company's anticipated future cash flows generated by those assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain industry measures of value (principally, nondiscounted cash flow multiple methods).

         The following estimated useful lives are used for financial reporting purposes:

         Building and Building Improvements                 20 years
         Towers and Transmitter Equipment              5 to 10 years
         Studio Equipment                                    5 years
         Equipment and Fixtures                              5 years
         Music Library                                       5 years
         Transporting Equipment                        3 to  5 years
         Leasehold Improvements                        5 to 10 years

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      D. Amortization

         Intangible assets are recorded at cost and are amortized for financial reporting purposes using the straight-line method over the estimated useful lives of the assets as follows:

         Investment in FCC Licenses and Goodwill           40 years
         Bargain Element of Leases Assumed           13 to 20 years
         Network Affiliation Agreement                     40 years

      E. Trade Activity

         The Company exchanges commercial air time for goods and services, as is customary in the broadcasting industry. The sales from such trade activity are recognized when the air time is run. The related trade expense is recognized when the goods or services are used. Trade revenue and expense is recorded at estimated fair market value.

         The Company's policy is to utilize bartered goods and services on a basis which is essentially concurrent with the running of related air time. Accordingly, no significant assets or liabilities generally result from barter activity. Gross trade revenue and expense recognized by KFAB-AM and KGOR-FM were as follows for the periods set forth below:

                        Periods Ended              Periods Ended
                           June 30,                 December 31,
                        -------------              -------------
                        1996     1995              1995     1994
                        ----     ----              ----     ----
                     $178,889   $143,087        $297,012   $309,514
                     ========   ========        ========   ========


      F. Accounting Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Corporate and interest expenses are allocated among the individual divisions of Henry Broadcasting Company and its Subsidiary on a pro rata basis. Corporate expenses were allocated based on revenues and interest expenses were allocated based on the cost basis of property, plant and equipment and intangible assets. The amounts allocated to KFAB-AM, KGOR-FM and Business Music Service have been reflected in the financial statements.

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

      G. Impact of Recently Adopted Accounting Standard

         In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of" (FAS 121). FAS 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 121 was adopted effective January 1, 1996. The adoption of FAS 121 did not have a material impact on the Company's results of operations, liquidity or financial position.

NOTE 2 - DESCRIPTION OF BUSINESS

      The Divisions own and operate commercial radio stations licensed to the city of Omaha, Nebraska. In addition, the Divisions have the exclusive Muzak franchise for specific territories located in Nebraska and Iowa. Muzak is the system and business of furnishing planned programs of music to business and commercial places.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                               December 31, 1995     December 31, 1994
                                             -----------------     -----------------
Land                                            $   30,000            $   30,000
Building and Building Improvements                 275,460               275,460
Towers and Transmitters Equipment                2,373,124             2,373,124
Studio Equipment                                   897,773               723,619
Equipment and Fixtures                             512,292               426,628
Music Library                                       54,590                52,085
Transportation Equipment                           118,528               102,204
Leasehold Improvements                              80,379                12,409
                                                ----------            ----------
                                                $4,342,146            $3,995,529
Less Accumulated Depreciation                  ( 3,555,612)          ( 3,283,326)
                                                ----------            ----------
                                                $  786,534            $  712,203
                                                ==========            ==========

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following:

                                             December 31, 1995     December 31, 1994
                                             -----------------     -----------------
FCC Licenses                                    $3,500,000            $3,500,000
Goodwill                                           145,756               145,756
Bargain Element of Leases Assumed                1,963,300             1,963,300
Network Affiliation Agreement                      462,000               462,000
                                                ----------            ----------
                                                $6,071,056            $6,071,056
Less Accumulated Amortization                  ( 2,025,702)          ( 1,800,624)
                                                ----------            ----------
                                                $4,045,354            $4,270,432
                                                ==========            ==========

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994

NOTE 5 - LONG-TERM DEBT

         The secured long-term debt of the Company is not reflected in these financial statements although interest expense has been allocated to the divisions discussed in Note 1F. This secured long-term debt is secured by a pledge of all the outstanding capital stock of Henry Broadcasting Co., and totaled $33,320,000 and $35,830,000 at December 31, 1995 and 1994, respectively. On July 3, 1996, concurrent with the closing of the Merger (discussed in Note 12) the debt mentioned above was assumed by American Radio Systems and immediately following the merger was retired releasing all liens on the stations. The Company was in violation of several of its loan covenants at December 31, 1995, for which lenders had not granted waivers.

NOTE 6 - RELATED PARTY TRANSACTIONS

         The majority stockholder loaned the Company $5,000,000 (not reflected in the balance sheet) which bears interest at Sanwa Bank's prime rate (8.25% at June 30, 1996 and 8.5% at December 31, 1995 and 1994) plus
         .75%. The loan is subordinated to the debt discussed in Note 5. This loan was assumed by American Radio Systems as part of the July 3, 1996 merger (discussed in Note 12) and immediately retired. Interest expense related to this loan totaled $478,801 and $394,692 of which $258,074 and $209,187 has been allocated to KFAB-AM, KGOR-FM and Business Music Service as interest expense for the years ending December 31, 1995 and 1994, respectively.

         In addition to the lease commitments disclosed in Note 9, the Company leases the corporate office building from the Company's majority stockholder on a month-to-month basis. Rental expense for this lease was $105,121 and $105,121 of which $26,816 and $27,226 has been allocated to KFAB-AM, KGOR-FM and Business Music Service as Corporate expense for the years ending December 31, 1995 and 1994, respectively.

         Included in corporate expense was a $500,000 cash bonus paid to the majority stockholder during the year ended December 31, 1995. Corporate expense allocated to KFAB-AM, KGOR-FM and Business Music Service for the above was $127,500 for the year ending December 31, 1995.

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994

NOTE 7 - EMPLOYEE BENEFIT PLAN

         The Company adopted a Savings and Stock Plan (the "Plan") under
         Section 401(k) of the Internal Revenue Code. This Plan allows all employees who work at least 1,000 hours per year and older than 21 years of age to defer up to 15% of their income on a pre-tax basis through contributions to the Plan, limited to an annual maximum of $9,500 for 1996 and $9,240 for 1995 and 1994. The Company matches 50% of every dollar the employee contributes up to 1% of their compensation. KFAB-AM, KGOR-FM and Business Music Service contributed
          $12,029 and $16,808 to the plan for the years ending December 31, 1995 and 1994, respectively.

         In addition, a contribution can be made into the Plan based upon a share of the station's profits. The level of this contribution is determined by Company management on an annual basis. No such contributions were made for the years ended December 31, 1995 and 1994.

NOTE 8 - INCOME TAXES

         Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS 109"). Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized on the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provisions of the tax laws in effect as of the date of these financial statements; the effects of future changes in tax laws or rates are not anticipated except as otherwise noted.

         Effective on January 1, 1987, the Company elected to be treated as a small business corporation ("S" Corporation) for both federal and state purposes pursuant to an election made under Section 1362 of the Internal Revenue Code by the sole stockholder of the Company. Consequently, the Company's profits and losses will be passed through directly to the stockholder for income tax purposes and the Company will accrue no liability for income taxes during the period the election remains in effect, except for those states charging "S" Corporations taxes based on income.

         The Company's income is currently subject to a 1-1/2% California tax on income apportioned to California. As a result of the low California tax rate, the Divisions have not reflected deferred taxes or benefits for any "S" Corporation activities. The Company has California net operating losses ("NOL") from calendar years 1987 though 1992 of approximately $1,000,000 and $3,890,000 at December 31, 1995 and 1994, respectively, available to offset future "S" Corporation income allocated to California. The NOL carry forwards at December 31, 1995 expire in 1997. The Company does not expect to have California taxable income sufficient to utilize any benefits from its California NOL's due to its "S" Corporation status; thus no benefit for these NOL's is reflected in the financial statements. The Company's 1995 and 1994 income tax liabilities were entirely eliminated through the utilization of approximately $1,100,000 and $1,800,000 of NOL carry forwards, respectively.

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994

NOTE 8 - INCOME TAXES (Continued)

         The Company has available to offset future federal "C" Corporation taxable income, NOL carry forwards of approximately $2,300,000, expiring in 2000 and investment tax credit carryovers of approximately $45,000 also expiring in 2000.

NOTE 9 - LEASE COMMITMENTS

         Administrative and studio offices, office equipment, news services, rating services and transmitter sites are leased with terms, including renewal options, ranging from one to eighteen years. Under most of the leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Total rental expense for KFAB-AM, KGOR-FM and Business Music Service for operating leases was $75,410 and $50,533 for the years ending December 31, 1995 and 1994, respectively.

         The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year for years ending June 30,:

1997 ........  $ 52,239
1998 ........    36,071
1999 ........    26,275
2000 ........    25,200
2001 ........    25,200
Thereafter  .    77,700
              ---------
               $242,685
              =========

         Following the merger discussed in Note 12, ARS assumed all rights and obligations under these agreements.

NOTE 10 - CONTINGENCIES

         The Company was involved in litigation with the U.S. Tax Court regarding deductions taken during tax years 1987 through 1989. The case proceeded through the appeals level of the IRS, with a full settlement reached in September, 1994. Although certain deductions related to amortization of intangible assets were ultimately disallowed, the court decision had no adverse effect on the Company's business or financial position, due to the Company's S Corporation status.

NOTE 11 - INTERDIVISIONAL PAYABLE

         As discussed in Note 1A, these financial statements present only the accounts of KFAB-AM, KGOR-FM and Business Music Service. The interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in an interdivisional payable to those divisions which have not been included herein.

                 KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                  (DIVISIONS OF HENRY BROADCASTING COMPANY)
                    NOTES TO COMBINED FINANCIAL STATEMENTS
                            FOR THE YEARS ENDED
                         DECEMBER 31, 1995 AND 1994


NOTE 11 - INTERDIVISIONAL PAYABLE (Continued)

          This payable consists primarily of KFAB-AM, KGOR-FM and Business Music Service acquisition debt recorded on the books of the corporate division of the Company, and interdivisional allocations of corporate and interest expenses.

NOTE 12 - COMPANY MERGER

          On March 21, 1996, the Company entered into a merger agreement with American Radio Systems, Inc. (ARS) under which ARS would continue as the surviving corporation. Immediately prior to the consummation of the Merger, the Company spun off certain assets and liabilities consisting primarily of the Company's cash, accounts receivable, the business associated with the operations of certain divisions, the investment in the Company's subsidiary, substantially all assets of the Corporate division, and various current liabilities of the Company into a newly-formed corporation. The newly-formed corporation is 100% owned by the majority stockholder of Henry Broadcasting Company.

          FCC approval for transfer of the licenses was granted on May 16, 1996. The merger was consummated on July 3, 1996 at which time the stockholders conveyed all of the Company stock to ARS for approximately $109 million, consisting of approximately $64 million of ARS stock, $9 million in cash and the assumption of approximately $36 million of the Company's current and long-term debt (described in Notes 5 and 6).

NOTE 13 - SUBSEQUENT EVENT (UNAUDITED)

          In October 1996, ARS entered into an agreement, as amended, to sell radio stations KGOR(FM) and KFAB-AM, to Triathlon Broadcasting Company for $38 million in cash. In addition to the two stations, the sale includes Business Music Service, the exclusive Muzak franchise for the Nebraska and Southwestern Iowa markets. The closing is expected to occur in the second calendar quarter of 1997.

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                                 COMBINED BALANCE SHEET
                                   SEPTEMBER 30, 1996
                                       (UNAUDITED)

ASSETS

CURRENT ASSETS

 Cash                                                        $   142,274
 Accounts Receivable, Net of Allowance for Uncollectible
   Accounts of $27,077                                         1,008,452
  Other Receivables                                                6,350
  Prepaid Expenses                                                19,911
                                                             -----------
       TOTAL CURRENT ASSETS                                    1,176,987
                                                             -----------
PROPERTY AND EQUIPMENT, NET OF
 ACCUMULATED DEPRECIATION (Note 3)                             2,668,637
                                                             -----------
OTHER ASSETS
 Intangibles, Net of Accumulated Amortization (Note 4)        26,868,019
 Other                                                            56,574
                                                             -----------
       TOTAL OTHER ASSETS                                     26,924,593
                                                             -----------
       TOTAL ASSETS                                          $30,770,217
                                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts Payable and Accrued Expenses                       $   264,218
 Accrued Wages and Commissions                                    25,364
                                                             -----------
       TOTAL CURRENT LIABILITIES                                 289,582
                                                             -----------
INTERDIVISIONAL PAYABLE (Note 11)                             30,195,125
                                                             -----------
       TOTAL LIABILITIES                                      30,484,707

STOCKHOLDERS' EQUITY                                             285,510
                                                             -----------
       TOTAL LIABILITIES AND
        STOCKHOLDERS' EQUITY                                 $30,770,217
                                                             ===========


            (Attached notes are an integral part of this statement)

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                COMBINED STATEMENTS OF OPERATIONS AND STOCKHOLDERS' EQUITY
                                      (UNAUDITED)


                                          NINE MONTHS ENDED SEPTEMBER 30,
                                       ---------------------------------------
                                              1996                 1995
                                       ------------------   ------------------

NET REVENUES                                 $5,654,782           $4,811,190

OPERATING EXPENSES
 Operating Expenses                           2,372,277            2,455,546
 Depreciation and Amortization                  522,544              221,079
 General and Administrative Expense             987,807              887,797
 Corporate Expense                              832,666              299,949
                                            -----------          -----------
   TOTAL OPERATING EXPENSES                   4,715,294            3,864,371
                                            -----------          -----------
   INCOME FROM OPERATIONS                       939,488              946,819
                                            -----------          -----------
OTHER EXPENSE
 Interest Expense                            (1,649,200)          (1,448,652)
 Other                                          (36,810)                  --
                                            -----------          -----------
   TOTAL OTHER EXPENSE                       (1,686,010)          (1,448,652)
                                            -----------          -----------
NET LOSS                                       (746,522)            (501,833)

STOCKHOLDERS' DEFICIENCY --
 BEGINNING OF PERIOD                         (7,557,137)          (6,847,112)

STOCKHOLDERS' DEFICIENCY SPUN OFF
 PRIOR TO MERGER                              8,589,169                   --
                                            -----------          -----------
STOCKHOLDERS' EQUITY (DEFICIENCY) --
 END OF PERIOD                              $   285,510          $(7,348,945)
                                            ===========          ===========
            (Attached notes are an integral part of this statement)

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                           COMBINED STATEMENTS OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                     (UNAUDITED)




                                                      NINE MONTHS ENDED SEPTEMBER 30,
                                                   -------------------------------------
                                                          1996                1995
                                                    -----------------      -------------
CASH FLOWS FROM OPERATING ACTIVITIES

 Net Loss                                               $(746,522)             $(501,833)

 Adjustments to Reconcile Net Loss to Net Cash
  Provided (Used) by Operating Activities:
   Depreciation                                           201,458                 52,271
   Amortization                                           321,086                168,808
   (Increase) Decrease in:
    Accounts Receivable                                  (440,036)               237,715
    Inventory                                               7,340                (19,507)
    Other Receivables                                     (71,376)                 2,507
    Prepaid Expenses                                       (7,314)              (746,739)
    Prepaid Sports Broadcast Rights                       167,339                (18,616)
   Increase (Decrease) in:
    Accounts Payable and Accrued Expenses                 197,602                 53,104
    Accrued Wages and Commissions                          16,746                 27,878
    Interdivisional Payable                               221,155                998,601
    Sports Broadcast Rights Payable                         --                  (122,222)
                                                        ---------               ---------
    NET CASH (USED BY) OPERATING ACTIVITIES              (132,522)               131,967
                                                        ---------               ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Property and Equipment                  (136,059)              (290,276)
                                                        ---------               ---------
    NET CASH (USED IN) INVESTING ACTIVITIES              (136,059)              (290,276)
                                                        ---------               ---------
NET (DECREASE) IN CASH                                   (268,581)              (158,309)

CASH BEGINNING OF PERIOD                                  510,401                425,101

CASH SPUN OFF PRIOR TO MERGER                             (99,546)                  --
                                                        ---------               ---------
CASH, END OF PERIOD                                     $ 142,274              $ 266,792
                                                        =========               =========


SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES

As a result of the Merger between Henry Broadcasting Company and American Radio Systems, Inc. discussed in Note 12, KFAB-AM, KGOR-FM and Business Music Service experienced a step up in the basis of their property and equipment and intangibles. The basis in the property and equipment increased by $2,025,652 and the basis in the intangibles increased by $23,143,751. This transaction was recorded through the interdivisional account discussed in Note 11.

Immediately prior to the consummation of the Merger, KFAB-AM, KGOR-FM and Business Music Service spun off certain assets and liabilities consisting of cash of $99,546, net accounts receivable of $1,049,522, other receivable of $22,600, accrued expenses of $38,776, interdivisional payable of $14,335,316 and stockholders' deficiency of ($8,589,169).



            (Attached notes are an integral part of this statement)

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)

NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

          A. BASIS OF PRESENTATION

             The financial statements include the accounts of KFAB-AM, KGOR-FM and Business Music Service after eliminating all significant interdivisional accounts and transactions. During the periods of presentation through June 30, 1996, the divisions were owned and operated by Henry Broadcasting Company, a California corporation ("HBC") ("Company"). Commencing July 1, 1996, the divisions were owned and operated by American Radio Systems, Inc., a Delaware Corporation ("ARS"). Accordingly, certain periods of presentation reflected in these financial statements include combined information for a period while being owned and operated by these entities. Radio stations KFAB-AM and KGOR-FM are licensed to Omaha, Nebraska and Business Music Service (the Company's Muzak Division) has the exclusive Muzak Franchise for specific territories located in Nebraska and Iowa.

          B. UNAUDITED INTERIM INFORMATION

             In the opinion of management, the financial statements for the unaudited periods ended September 30, 1996 and 1995 include all adjustments necessary for a fair presentation in accordance with generally accepted accounting principles and the basis of presentation discussed above, consisting solely of normal recurring accruals and adjustments. The results of operations and cash flows for the nine months ended September 30, 1996 and 1995 are not necessarily indicative of results which would be expected for a full year.

          C. BASIS OF ACCOUNTING

             Revenues are recognized when advertisements are broadcast and transmitting services are provided. Expenses are recognized when incurred. The accompanying financial statements are presented on the accrual basis.

          D. DEPRECIATION

             Property and equipment are stated at cost and are depreciated over the estimated useful lives of the assets. The assets are depreciated principally using the straight-line method for financial reporting purposes.

             On an ongoing basis, management evaluates the recoverability of the net carrying value of property and equipment and intangible assets by reference to the Company's anticipated future cash flows generated by those assets and comparison of carrying value to management's estimates of fair value, generally determined by using certain accepted industry measures of value (principally, nondiscounted cash flow multiple methods).

             The following estimated useful lives are used for financial reporting purposes:

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          D. DEPRECIATION (Continued)

             Building, Tower and Grounds            15 to 31.5 years
             Leasehold Improvements                    5 to 10 years
             Technical Equipment                       5 to 10 years
             Transmitter Equipment                     5 to 15 years
             Computer Equipment                              5 years
             Furniture and Fixtures                     5 to 7 years
             Office Equipment                                5 years
             Music Library                              3 to 5 years
             Vehicles                                   3 to 5 years
             Test Equipment and Tools                        3 years

          E. AMORTIZATION

             Intangible assets are recorded at cost and are amortized for financial reporting purposes using the straight-line method over the estimated useful lives of the assets as follows:

             Investment in FCC Licenses and Goodwill  25 to 40 years
             Other                                     5 to 40 years

          F. TRADE ACTIVITY

             Commercial air time is exchanged for goods and services, as is customary in the broadcasting industry. The sales from such trade activity are recognized when the air time is run. The related trade expense is recognized when the goods or services are used. Trade revenue and expense is recorded at estimated fair market value.

             The Company's policy is to utilize bartered goods and services on a basis which is essentially concurrent with the running of related air time. Accordingly, no significant assets or liabilities generally result from barter activity. Gross trade revenue and expense recognized by KFAB-AM and KGOR-FM were as follows for the periods set forth below:


                                    NINE MONTHS ENDED
                                      SEPTEMBER 30,
                                    -----------------
                                    1996         1995
                                    ----         ----
             Revenue              $233,874    $199,801
             Expense              $217,234    $199,801

          G. ACCOUNTING ESTIMATES

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

          G. ACCOUNTING ESTIMATES (Continued)

             Corporate and interest expenses are allocated among the individual divisions on a pro rata basis. Corporate expenses were allocated based on revenues and interest expenses were allocated based on the cost basis of property, plant and equipment and intangible assets. The amounts allocated to KFAB-AM, KGOR-FM and Business Music Service have been reflected in the financial statements.

          H. IMPACT OF RECENTLY ADOPTED ACCOUNTING STANDARD

             In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of" (FAS 121). FAS 121 addresses the accounting for the impairment of long-lived assets, certain identifiable intangibles and goodwill when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. FAS 121 was adopted effective January 1, 1996. The adoption of FAS 121 did not have a material impact on the Company's results of operations, liquidity or financial position.

NOTE 2 -- DESCRIPTION OF BUSINESS

          The Divisions own and operate commercial radio stations licensed to the city of Omaha, Nebraska. In addition, the Divisions have the exclusive Muzak franchise for specific territories located in Nebraska and Iowa. Muzak is the system and business of furnishing planned programs of music to business and commercial places.

NOTE 3 -- PROPERTY AND EQUIPMENT

          Property and equipment consist of the following:

                                                             September 30, 1996
                                                             ------------------
          Land                                                   $  409,623
          Building, Tower and Grounds                               222,613
          Leasehold Improvements                                    161,211
          Technical Equipment                                       455,420
          Transmitter Equipment                                   1,048,038
          Computer Equipment                                         27,615
          Furniture and Fixtures                                    113,284
          Office Equipment                                           46,514
          Music Library                                               7,083
          Vehicles                                                   68,205
          Test Equipment and Tools                                  166,356
                                                                 ----------
            Total Property and Equipment                         $2,725,962
            Less: Accumulated Depreciation                          (57,325)
                                                                 ----------
            Net Property and Equipment                           $2,668,637
                                                                 ==========

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)


NOTE 4 -- INTANGIBLE ASSETS

          Intangible assets consist of the following:

                                                         SEPTEMBER 30, 1996
                                                         ------------------
          FCC Licenses                                       $ 8,475,000
          Goodwill                                            18,429,293
          Other                                                  172,273
                                                             -----------
                                                             $27,076,566
          Less Accumulated Amortization                         (208,547)
                                                             -----------
                                                             $26,868,019
                                                             ===========

NOTE 5 -- LONG-TERM DEBT

          The secured long-term debt of HBC is not reflected in these financial statements although interest expense has been allocated to the divisions as discussed in Note 1G. This secured long-term debt is secured by a pledge of all the outstanding capital stock of HBC, and totaled $30,910,000 at June 30, 1996. On July 3, 1996, concurrent with the closing of the Merger (discussed in Note 12) the debt mentioned above was assumed by ARS and immediately following the merger was retired releasing all liens on the stations. HBC was in violation of several of its loan covenants at December 31, 1995, for which lenders had not granted waivers.

NOTE 6 -- RELATED PARTY TRANSACTIONS

          The majority stockholder loaned HBC $5,000,000 (not reflected in the balance sheet) which bears interest at Sanwa Bank's prime rate (8.25% at June 30, 1996 and 8.5% at December 31, 1995 and 1994) plus .75%.
          The loan was subordinated to the debt discussed in Note 5. This loan was assumed by ARS as part of the July 3, 1996 merger (discussed in Note 12) and immediately retired. Interest expense related to this loan totaled approximately $225,479 and $359,101 of which approximately $121,308 and $193,555 has been allocated to KFAB-AM, KGOR-FM and Business Music Service as interest expense for the six months ending June 30, 1996 and for the nine months ending September 30, 1995, respectively.

          In addition to the lease commitments disclosed in Note 9, HBC leased the corporate office building from its majority stockholder on a month-to-month basis. Rental expense for this lease was approximately $24,000 and $78,841 of which approximately $6,278 and $20,112 has been allocated to KFAB-AM, KGOR-FM and Business Music Service as corporate expense for the six months ending June 30, 1996, prior to the merger, and for the nine months ending September 30, 1995, respectively.

          During June 1996, 15 shares of HBC's $1 par common stock were issued to key employees as a bonus. The shares were valued at $937,500 on the date they were issued which was based on the fair market value of HBC determined by what ARS was relinquishing as their part of the merger. The entire $937,500 was included as compensation expense to those employees and included in HBC's corporate expense for the six months ended June 30, 1996.

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)


NOTE 6 -- RELATED PARTY TRANSACTIONS (Continued)

          Included in HBC corporate expense was $562,500 cash and $937,500 stock bonus (discussed above) paid to key employees during the six months ending June 30, 1996. Corporate expense allocated to KFAB-AM, KGOR-FM and Business Music Service for the above items was $360,900 for the six months ending June 30, 1996.

NOTE 7 -- EMPLOYEE BENEFIT PLAN

          HBC adopted a Savings and Stock Plan (the "Plan") under Section 401(k) of the Internal Revenue Code. This Plan allows all employees who work at least 1,000 hours per year and older than 21 years of age to defer up to 15% of their income on a pre-tax basis through contributions to the Plan, limited to an annual maximum of $9,500 for 1996 and $9,240 for 1995. HBC matches 50% of every dollar the employee contributes up to 1% of their compensation. KFAB-AM, KGOR-FM and Business Music Service contributed $7,126 to the plan for the six months ending June 30, 1996 (Note 12) and $9,022 for the nine months ended September 30, 1995.

          In addition, a contribution can be made into the Plan based upon a share of the station's profits. The level of this contribution is determined by HBC management on an annual basis. No such contributions have ever been made.

NOTE 8 -- INCOME TAXES

          Effective December 31, 1993, HBC adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
          ("SFAS 109"). Under the provisions of SFAS 109, an entity recognizes deferred tax assets and liabilities for future tax consequences of events that have been previously recognized on the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on the provisions of the tax laws in effect as of the date of these financial statements; the effects of future changes in tax laws or rates are not anticipated except as otherwise noted.

          Effective on January 1, 1987. HBC elected to be treated as a small business corporation ("S" Corporation) for both federal and state purposes pursuant to an election made under Section 1362 of the Internal Revenue Code by the sole stockholder of the Company. Consequently, the Company's profits and losses were passed through directly to the stockholder for income tax purposes and the Company accrues no liability for income taxes during the period the election remains in effect, except for those states charging "S" Corporations taxes based on income.

          HBC's income is currently subject to a 1-1/2% California tax on income apportioned to California. As a result of the low California tax rate, the Divisions have not reflected deferred taxes or benefits for any "S" Corporation activities. The Company had California net operating losses ("NOL") from calendar years 1987 through 1992 of of approximately $1,000,000 at December 31, 1995, available to offset future "S" Corporation income allocated to California. The NOL carryforwards at December 31, 1995 expire in 1997. HBC does not expect to have California taxable income sufficient to utilize any benefits from its California NOL's due to its "S" Corporation status; thus no benefit for these NOL's is reflected in the financial statements. HBC's 1995 and 1994 income tax liabilities were entirely eliminated through the utilization of approximately $1,100,000 and $1,800,000 of NOL carryforwards, respectively.

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)


NOTE 8 - INCOME TAXES (Continued)

     HBC has available to offset future federal "C" Corporation taxable income, NOL carryforwards of approximately $2,300,000, expiring in 2000 and investement tax credit carryovers of approximately $45,000 also expiring in 2000.

NOTE 9 - LEASE COMMITMENTS

     Administrative and studio offices, office equipment, news services, rating services and transmitter sites are leased with terms, including renewal options, ranging from one to eighteen years. Under most of the leasing arrangements, the Company pays the property taxes, insurance, maintenance and expenses related to the leased property. Total rental expense for KFAB-AM, KGOR-FM and Business Music Service was approximately $46,566 and $56,558 for the nine months ending September 30, 1996 and 1995, respectively.

     The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year for years ending September 30, 1996:

          1997               48,196
          1998               33,622
          1999               26,007
          2000               25,200
          2001               25,200
          Thereafter         64,640
                           --------
                           $222,865
                           ========

     Following the merger discussed in Note 12, ARS assumed all rights and obligations under these agreements.

NOTE 10 - CONTINGENCIES

     HBC was involved in litigation with the U.S. Tax Court regarding deductions taken during tax years 1987 through 1989. The case proceeded through the appeals level of the IRS, with a full settlement reached in September, 1994. Although certain deductions related to amortization of intangible assets were ultimately disallowed, the court decision had no adverse effect on the Company's business or financial position, due to HBC's S Corporation status.

NOTE 11 - INTERDIVISIONAL PAYABLE

     As discussed in Note 1A, these financial statements present only the accounts of KFAB-AM, KGOR-FM and Business Music Service. The interdivisional transactions which would have been eliminated had the financial statements been prepared on a consolidated basis have resulted in an interdivisional payable to those divisions which have not been included herein.

     This payable consists primarily of KFAB-AM, KGOR-FM and Business Music Service acquisition debt recorded on the books of the corporate division of the Company, and interdivisional allocations of corporate and interest expenses.

                       KFAB-AM, KGOR-FM AND BUSINESS MUSIC SERVICE
                         NOTES TO COMBINED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996 AND 1995
                                       (UNAUDITED)



NOTE 12 - COMPANY MERGER

     On March 21, 1996, HBC entered into a merger agreement with ARS under which ARS would continue as the surviving corporation. Immediately prior to the consummation of the Merger, HBC spun off certain assets and liabilities consisting primarily of HBC's cash, accounts receivable, the business associated with the operations of certain divisions, the investment in the Company's subsidiary, substantially all assets of the corporate division, and various current liabilities of the Company into a newly-formed corporation.
The newly-formed corporation is 100% owned by the majority stockholder of Henry Broadcasting Company.

     FCC approval for transfer of the licenses was granted on May 16, 1996. The merger was consummated on July 3, 1996 (effective July 1, 1996) at which time the stockholders conveyed all of the Company stock to ARS for approximately $109 million, consisting of approximately $64 million of ARS stock, $9 million in cash and the assumption of approximately $36 million of the Company's current and long-term debt (described in Notes 5 and 6).

NOTE 13 - SUBSEQUENT EVENT

     In October, 1996, ARS entered into an agreement to sell radio stations KGOR(FM) and KFAB-AM to Triathlon Broadcasting Company for $38 million in cash. In addition to the two stations, this sale includes Business Music Service, the exclusive Muzak franchise for the Nebraska and Southwestern Iowa markets. The closing is expected to occur in the second calendar quarter of 1997.

(b) Pro Forma Financial Information

The unaudited pro forma financial information of the Company which includes radio stations acquired or to be acquired from Southern Skies and American Radio Systems for the year ended March 31, 1996 and as at and for the six months ended September 30, 1996 follows:

                         TRIATHLON BROADCASTING COMPANY
                PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (Unaudited)

     The Pro Forma Condensed Combined Balance Sheet at September 30, 1996 is presented as if, at such date, the Company had completed the acquisitions of:
(i) KVOR-AM, KSPZ-(FM), KTWK-AM, KVUU-(FM), KEYF-(FM), KEYF-AM, KEYN-(FM), KUDY-AM, KKZX-(FM), KEGX-(FM) and KTCR-AM (the "Pourtales Acquisition");
(ii) KZSN-(FM), KZSN-AM, KSSN-(FM) and KMVK-(FM) (the "Southern Skies Acquisition"); (iii) KGOR-(FM), KFAB-AM and Business Music Service (the "KGOR/KFAB Acquisition"); and (iv) KOLL-(FM) (the "KOLL Acquisition") and received proceeds from borrowings under the credit facility obtained from AT&T Commercial Finance Corporation ("AT&T) (the "Credit Facility"), including amounts which will exceed the Credit Facility.

     The Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 1996 and for the six months ended September 30, 1996 gives effect to the following transactions as if they had occurred as of April 1, 1995: (i) the acquisitions of KRBB-(FM), KFH-AM, KWSJ-(FM)(formerly KXLK-(FM)) and KQAM-AM (the "Wichita Acquisitions"), KTGL-(FM) and KZKX-(FM) (the "Lincoln Acquisition"), KIBZ-(FM), KKNB-(FM) and KHAT-AM (the "Rock Steady
Acquisition"), KTNP-(FM) (formerly KRRK-(FM)) (the "93.3, Inc. Acquisition"), KXKT-(FM) (the "Valley Acquisition"), KALE-AM and KIOK-(FM) (the "Sterling Acquisition"), KISC-(FM), KNFR-(FM) and KAQQ-AM (the "Silverado Acquisition"), the Pourtales Acquisition, the Southern Skies Acquisition, the KGOR/KFAB Acquisition, and the KOLL Acquisition; (ii) the initial public offering of the Company's Class A Common Stock; (iii) the issuance of the 9% Mandatory Convertible Preferred Stock ("Preferred Stock Offering"); and (iv) the application of net proceeds from the Credit Facility, including amounts which will exceed the Credit Facility.

     The above acquisitions have been accounted for using the purchase method of accounting. The total cost of each acquisition has been allocated to the tangible and intangible assets of the stations acquired and liabilities assumed based on their respective fair values. The allocations of the purchase price assumed in the pro forma financial statements are preliminary. The Company does not expect that the final allocations will materially differ from the preliminary allocations.

     In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. These Pro Forma Condensed Combined Financial Statements have been prepared utilizing, and should be read in conjunction with: (i) the Company's Consolidated Financial Statements as of and for the year ended March 31, 1996 (included in the Company's Form 10KSB);
(ii) the Company's Condensed Consolidated Financial Statements as of and for the six months ended September 30, 1996 (included in the Company's Form 10QSB; and (iii) the historical financial statements of the sellers of the Wichita Acquisitions (consisting of Marathon Broadcasting Corporation, KFH/KXLK, a division of Pourtales Radio Partnership, and Midcontinent Broadcasting, Co. of Kansas), the Lincoln Acquisition (consisting of KZKX-(FM), Inc., KTGL Corporation, KZKX and KTGL, divisions of Pourtales Radio Partnership), the Rock Steady Acquisition (consisting of Rock Steady, Inc.), the 93.3, Inc. Acquisition (consisting of 93.3, Inc.), the Valley Acquisition (consisting of Valley Broadcasting, Inc.), the Sterling Acquisition (consisting of KALE/KIOK Radio Station, a unit of Sterling Realty Organization), the Silverado Acquisition (consisting of KAQQ-AM, KISC-(FM) and KNFR-(FM), divisions of Silverado Company, Inc.), the Pourtales Acquisition (consisting of Springs Radio, Inc., KVUU/KSSS, Inc., KOTY-(FM), Inc., KEYF Corporation, Fourth Street Broadcasting, Inc., and KTCR/KEGX, KEYF, KUDY/KKZX and KEYN, divisions of Pourtales Radio Partnership), the KOLL Acquisition (consisting of KOLL-(FM), a division of Southern Starr Broadcasting Group, Inc. and KOLL-(FM), a division of Southern Starr of Arkansas, Inc.) and the Southern Skies Acquisition (consisting of Southern Skies Corporation and Arkansas Skies Corporation) and the KGOR/KFAB Acquisition (consisting of KGOR (FM), KFAB-AM and the Business Music Service to be acquired from American Radio Systems), all included, as applicable, in the Prospectus, dated March 4, 1996, the Company's Current Report on Form 8-K/A, dated November 22, 1996, which are incorporated herein by reference and Item 7(a) included elsewhere herein. The Company's fiscal year ended on March 31, 1996. The fiscal year for all of the acquired stations ended on December 31, 1995, except for Rock Steady, Inc., which ended on September 30, 1995. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the aforementioned transactions are completed.

     Each of the sellers of the acquired and to be acquired radio stations has its own historical financial and operating structures and may include or exclude items which may affect the comparability of certain items. Management believes that the pro forma results are a better indicator of the Company's performance in that pro forma numbers reflect the proposed capital structure and acquisition prices.

     The Pro Forma Condensed Combined Statement of Operations data include adjustments to station operating expenses to reflect anticipated savings that management believes it will be able to achieve through the implementation of its strategy. There can be no assurance that the Company will be able to achieve such savings.

     No pro forma adjustments have been made to the Pro Forma Condensed Combined Statement of Operations for the year ended March 31, 1996, to reflect the acquisition of KQAM-AM (one of the three stations in the Wichita Acquisitions) because the Company has determined that the impact of such adjustments would not have a material effect on the Company's results of operations and financial condition.

     No pro forma adjustments have been made to the Pro Forma Condensed Combined Statement of Operations for the six months ended September 30, 1996 to reflect the Rock Steady Acquisition, the Sterling Acquisition, the 93.3, Inc. Acquisition, the Valley Acquisition and the Silverado Acquisition for the period prior to their respective acquisitions as the impact of such adjustments would not have a material effect on the Company's results of operations.

     No pro forma adjustments have been made to the Pro Forma Condensed Combined Statement of Operations for the six months ended September 30, 1996 to reflect the KOLL Acquisition as the Company has been operating the KOLL Acquisition under a local marketing agreement since March 15, 1996 and the impact of such adjustments would not have a material effect on the Company's results of operations.

     In order to consummate the pending acquisitions, the Company must also seek additional financing. The amounts available under the Credit Facility and cash on hand and from operations is not sufficient to fund the purchase price of all of the pending acquisitions. The ability of the Company to issue certain securities or borrow under the Credit Agreement are subject to meeting certain financial tests. In addition, consummation of the acquisitions is subject to the prior approval of AT&T, the lender under the Credit Agreement. There can be no assurance that the Company's existing stations, and the stations which the Company will acquire, will achieve the cash flow levels required to issue certain securities or borrow under the Credit Agreement. Without additional financing it is unlikely that the Company will be able to implement its acquisition strategy and will lose all or part of the deposits made in connection with the pending acquisitions.

                        TRIATHLON BROADCASTING COMPANY
                  PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (UNAUDITED)
                              SEPTEMBER 30, 1996


                                TRIATHLON
                               BROADCASTING     POURTALES    SOUTHERN SKIES
                                 COMPANY       ACQUISITION    ACQUISITION
                             --------------  -------------  --------------
                               (HISTORICAL)
ASSETS
Current assets .............   $17,711,187     $   300,344    $  1,267,220

Property and equipment, net      5,333,959       1,427,763         361,138
Intangible assets, net  ....    41,408,131       5,310,479       4,404,408

Other assets ...............     7,214,755          13,678           6,832

                             --------------  -------------  --------------
                               $71,668,032     $ 7,052,264    $  6,039,598
                             ==============  =============  ==============
LIABILITIES & STOCKHOLDERS'
 EQUITY /(DEFICIT)
Current liabilities ........   $ 3,348,294     $   593,923    $ 11,957,890
Long term liabilities  .....            --       8,422,900       7,264,671

Deferred taxes .............     2,501,550              --              --
Deferred compensation  .....       128,745              --              --
Stockholder's equity/
 (deficit) .................    65,689,443      (1,964,559)    (13,182,963)
                             --------------  -------------  --------------
                               $71,668,032     $ 7,052,264    $  6,039,598
                             ==============  =============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                KGOR/KFAB        KOLL          PRO FORMA        PRO FORMA
                               ACQUISITION    ACQUISITION     ADJUSTMENTS        COMBINED
                             -------------  -------------  ----------------  --------------

ASSETS
Current assets .............   $ 1,176,987    $  215,428      $ 73,600,000 (1) $ 11,954,166
                                                               (82,317,000)(2)
Property and equipment, net      2,668,637       303,249                --       10,150,588
Intangible assets, net  ....    26,924,593     1,991,745         1,400,000 (1)  130,799,936
                                                                44,288,422 (2)
                                                                 5,128,000 (2)
Other assets ...............            --            --        (7,000,000)(2)      235,265
                             -------------  -------------  ----------------  --------------
                               $30,770,217    $2,510,422      $ 35,099,422     $153,139,955
                             =============  =============  ================  ==============
LIABILITIES & STOCKHOLDERS'
 EQUITY/(DEFICIT)
Current liabilities ........   $   289,582    $   24,954      $(12,772,426)(2) $  3,442,217
Long term liabilities  .....    30,195,125       348,958        75,000,000 (1)   75,750,000
                                                               (46,231,654)(2)
                                                                   750,000 (2)
Deferred taxes .............            --            --         5,128,000 (2)    7,629,550
Deferred compensation  .....            --            --                --          128,745
Stockholder's equity/
 (deficit) .................       285,510     2,136,510        12,752,502 (2)   66,189,443
                                                                   500,000 (2)
                             -------------  -------------  ----------------  --------------
                               $30,770,217    $2,510,422      $ 35,099,422     $153,139,955
                             =============  =============  ================  ==============

                        TRIATHLON BROADCASTING COMPANY
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED MARCH 31, 1996
                                 (UNAUDITED)


                                                   ACQUISITIONS
                                                    DURING THE
                                     ACQUISITIONS   SIX MONTHS
                        TRIATHLON      PRIOR TO       ENDED
                       BROADCASTING   MARCH 31,     SEPTEMBER
                         COMPANY         1996        30, 1996
                      ------------  ------------  ------------
                       (HISTORICAL)      (3)           (4)
Net revenue .........  $ 3,169,271    $4,017,524    $7,523,863
Station operating
 expenses ...........    2,723,975     2,874,732     6,343,521
Depreciation and
 amortization .......      321,104       826,057       763,495
Corporate expenses  .      547,891       288,000       161,000
Deferred
 compensation .......      273,369            --            --
                      ------------  ------------  ------------
Operating income
 (loss) .............     (697,068)       28,735       255,847
Interest expense  ...     (590,062)      (72,390)     (759,287)
Other income
 (expense) ..........      239,740      (482,896)       89,810
                      ------------  ------------  ------------
Income (loss) before
 provision for taxes    (1,047,390)     (526,551)     (413,630)
Provision for income
 taxes ..............           --            --            --
                      ------------  ------------  ------------
Income (loss) before
 extraordinary item     (1,047,390)   $ (526,551)   $ (413,630)
                                    ------------  ------------
Preferred stock
 dividend
 requirement ........     (314,000)
                      ------------
Net loss before
 extraordinary item
 applicable to
 common shares ......  $(1,361,390)
                      ------------
Net loss before
 extraordinary item
 per common share  ..  $      (.44)
                      ------------
Weighted average
 common shares
 outstanding ........    3,069,144

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                       SOUTHERN
                        POURTALES       SKIES         KOLL       KGOR/KFAB      PRO FORMA      PRO FORMA
                       ACQUISITION   ACQUISITION   ACQUISITION  ACQUISITION    ADJUSTMENTS      COMBINED
                      ------------  ------------  -----------  -----------  ---------------  ------------

Net revenue .........  $ 8,186,234   $ 6,970,842    $873,787    $ 7,247,040   $ (126,471)(11) $37,862,090
Station operating
 expenses ...........    6,671,079     5,069,746     548,665      5,123,284   (1,904,298)(5)   27,324,233
Depreciation and                                                                (126,471)(11)
 amortization .......    1,104,098       778,107      92,906        497,364      185,319 (6)    4,568,450
Corporate expenses  .      864,335       474,005      70,677        402,140   (1,008,048)(7)    1,800,000
Deferred
 compensation .......           --            --          --             --           --          273,369
                      ------------  ------------  -----------  -----------  ---------------   ------------
Operating Income
 (loss) .............     (453,278)      648,984     161,539      1,224,252    2,727,027        3,896,038
Interest expense  ...     (164,625)   (1,675,067)    (43,517)    (1,934,277)  (2,260,775)(8)   (7,500,000)
Other Income
 (expense) ..........   (1,468,507)        3,695          --             --    1,857,898 (9)      239,740
                      ------------  ------------  -----------  -----------  ---------------   ------------
Income (loss) before
 provision for
 income taxes .......   (2,086,410)   (1,022,388)    118,022       (710,025)   2,324,150       (3,364,222)
Provision for income
 tax expense ........           --            --     (55,047)           --        55,047 (10)         --
                      ------------  ------------  -----------  -----------  ---------------   ------------
Income (loss) before
 extraordinary item    $(2,086,410)  $(1,022,388)   $ 62,975    $  (710,025)   2,379,197       (3,364,222)
                      ------------  ------------  -----------  -----------  ---------------
Preferred stock
 dividend
 requirement ........                                                                    (12)  (5,507,296)
                                                                                              ------------
Net loss before
 extraordinary item
 applicable to
 common shares ......                                                                         $(8,871,518)
                                                                                              ------------
Net loss before
 extraordinary item
 per common share  ..                                                                         $     (1.82)
                                                                                              ------------
Weighted average
 common shares
 outstanding ........                                                                    (13)   4,887,789

                        TRIATHLON BROADCASTING COMPANY
             PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                 FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
                                 (UNAUDITED)

                                             TRIATHLON                       SOUTHERN
                                            BROADCASTING     POURTALES         SKIES
                                              COMPANY       ACQUISITION     ACQUISITION
                                          --------------  --------------  -------------
                                            (HISTORICAL)
Net revenue .............................   $ 9,950,260     $   923,691     $3,453,108
Station operating expenses ..............     7,028,180         811,933      2,586,076

Depreciation and amortization ...........       760,359         386,635        387,328
Corporate expenses ......................       802,388         414,635        240,581
Non-cash compensation ...................       225,745              --             --
                                          --------------  --------------  -------------
Operating income (loss) .................     1,133,588        (689,512)       239,123
Interest expense ........................    (1,292,548)        (67,293)      (613,129)
Other income (expense) ..................       425,897        (436,809)           771
                                          --------------  --------------  -------------
Income (loss) before provision for taxes        266,937      (1,193,614)      (373,235)
Provision for income taxes ..............       (54,000)             --             --
                                          --------------  --------------  -------------
Net income (loss) .......................       212,937     $(1,193,614)    $ (373,235)
                                                          --------------  -------------
Preferred stock dividend requirement  ...    (2,723,699)
                                          --------------
Net loss applicable to common shares  ...   $(2,510,762)
                                          --------------
Net loss per common share ...............   $     (0.52)
                                          --------------
Weighted average common shares
 outstanding ............................     4,841,600

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                            KGOR/ KFAB      PRO FORMA       PRO FORMA
                                            ACQUISITION    ADJUSTMENTS       COMBINED
                                          -------------  --------------  --------------
                                                               (4)
Net revenue .............................  $ 3,314,208     $   993,862 (11) $18,635,129
Station operating expenses ..............    2,012,514        (462,500)(5)   12,970,065
                                                               993,862 (11)
Depreciation and amortization ...........      432,609         317,294 (6)    2,284,225
Corporate expenses ......................      743,062      (1,398,278)(7)      802,388
Non-cash compensation ...................           --              --          225,745
                                          -------------  --------------   --------------
Operating income (loss) .................      126,023       1,543,484        2,352,706
Interest expense ........................   (1,202,681)       (574,349)(8)   (3,750,000)
Other income (expense) ..................      (65,478)        501,516 (9)      425,897
                                          -------------  --------------   --------------
Income (loss) before provision for taxes    (1,142,136)      1,470,651         (971,397)
Provision for income taxes ..............           --          54,000 (10)          --
                                          -------------  --------------   --------------
Net income (loss) .......................  $(1,142,136)    $ 1,524,651         (971,397)
                                          -------------  --------------
Preferred stock dividend requirement  ...                              (12)  (2,753,648)
                                                                          --------------
Net loss applicable to common shares  ...                                   $(3,725,045)
                                                                          --------------
Net loss per common share ...............                                   $     (0.76)
                                                                          --------------
Weighted average common shares
 outstanding ............................                              (13)   4,887,789

           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


BALANCE SHEET ADJUSTMENTS

    (1) To reflect the proceeds from borrowings:


        Credit Facility                         $40,000,000
        Additional financing (a)                 35,000,000
        Less: fees and expenses (b)               1,400,000
                                               ------------
        Net proceeds from financings            $73,600,000
                                               ============

        (a) Assumed to be borrowed utilizing the Credit Facility by amendment.
        (b) Includes fees and expenses pursuant to the Amended and Restated SCMC Agreement of $525,000 related to the additional financing and excludes $600,000 related to the Credit Facility paid prior to September 30, 1996. Also excludes $800,000 of other fees and expenses paid prior to September 30, 1996.

    (2) To reflect the purchase of stations to be acquired subsequent to September 30, 1996 and the preliminary allocation of the purchase price including fees and expenses of $2,100,000:

        Pourtales Acquisition                        $22,500,000(a)
        Southern Skies Acquisitions                   23,867,000(b)
        KFAB/KGOR Acquisition                         38,000,000
        KOLL Acquisition                               4,100,000
                                                     -----------
                                                      88,467,000
        Fees and expenses                              2,100,000(c)
                                                     -----------
              Total                                  $90,567,000
                                                     ==============

        (a) Excludes $2,000,000 deposit recorded as financing expense by the Company during the period that the stations were operated by the Company under a Local Marketing Agreement ("LMA") from January 16 through November 22, 1996.

        (b) Includes the issuance of 46,189 shares of Class A Common Stock valued at $500,000 and $750,000 payable pursuant to a non-competition agreement executed by a principal of Southern Skies.

        (c) Includes fees and expenses pursuant to the Amended and Restated SCMC Agreement of $1,327,000. Also excludes $1,300,000 of other fees and expenses paid prior to September 30, 1996.

Deposits of $5,700,000 have been made for letters of credit which have been posted for the acquisitions prior to September 30, 1996 and will be applied towards the purchase price or returned to the Company at the closing.


                          ALLOCATION OF
                         PURCHASE PRICE      CARRYING VALUE        ADJUSTMENT
                         --------------      --------------        ----------
ASSETS

Current assets             $2,959,979          $2,959,979

                                ALLOCATION OF
                               PURCHASE PRICE   CARRYING VALUE   ADJUSTMENT
                               --------------   --------------   ----------

Property and equipment, net       4,760,787        4,760,787
Intangible assets, net           82,919,647       38,631,225    $44,288,422
Goodwill (b)                      5,128,000                       5,128,000
Other assets                         20,510           20,510
                                -----------     ------------    -----------
          Total assets           95,788,923       46,372,501     49,416,422

LIABILITIES
Current liabilities                 $93,923     $ 12,866,349   $(12,772,426)
Long term debt (a)                              $ 46,231,654    (46,231,654)
Deferred taxes (b)                5,128,000                       5,128,000
                                -----------     ------------   ------------
Net assets                      $90,567,000     $(12,725,502)  $103,292,502
                                -----------     ------------   ------------


The preliminary allocation of purchase price may change upon final determination of the fair value of the net assets acquired.

          (a) to reflect the repayment of long term debt by the seller.

          (b) To reflect a deferred tax liability and corresponding goodwill based on the excess of the consideration paid over the tax basis of the underlying assets of the stations acquired in the Pourtales Acquisition using a 35% effective tax rate. This assumes that the tax basis of the assets approximates the book value of these assets prior to the acquisition. To the extent that the tax basis is different, there would be an adjustment to goodwill and the deferred tax liability.

STATEMENT OF OPERATIONS ADJUSTMENTS
-----------------------------------

     (3) Includes the historical results of operations for stations acquired by the Company through March 31, 1996 for the periods prior to their acquisition, as follows:


                                                            LINCOLN
                                  WICHITA ACQUISITIONS    ACQUISITION
                               ------------------------  ------------
                                                                          COMBINED
                                KFH/KXLK(a)    KRBB(a)    KZKX/KTGL(b)     TOTAL
                               ------------  ----------  ------------  ------------
Net Revenue ..................   $ 378,580     $767,916    $2,871,028    $4,017,524
Station operating expenses  ..     568,891      565,950     1,739,891     2,874,732
Depreciation and amortization      184,017       69,596       572,444       826,057
Corporate expenses ...........      72,000           --       216,000       288,000
                               ------------  ----------  ------------  ------------
Operating Income (loss)  .....    (446,328)     132,370       342,693        28,735
Interest income ..............          --          199            --           199
Interest expense .............      11,227      (75,295)       (8,322)      (72,390)
Other income (expense) .......          --        6,409      (489,504)     (483,095)
                               ------------  ----------  ------------  ------------
NET INCOME (LOSS) ............   $(435,101)    $ 63,683    $ (155,133)   $ (526,551)
                               ============  ==========  ============  ============

------------

   (a) For the period April 1, 1995 through September 12, 1995

   (b) For the period April 1, 1995 through December 31, 1995

     (4) Includes the historical results of operations for stations acquired by the Company during the six months ended September 30, 1996 for the periods prior to acquisition, as follows:


                                 ROCK STEADY       STERLING
                                ACQUISITION(a)  ACQUISITION(b)
                               --------------  --------------
Net Revenue ..................    $  908,537      $ 581,234
Station operating expenses  ..     1,098,992        785,603
Depreciation and amortization         66,672         33,571
Corporate expenses ...........            --             --
                               --------------  --------------
Operating income (loss)  .....      (257,127)      (237,940)
Interest income ..............            --             --
Interest expense .............      (126,646)          (182)
Other income (expense) .......        (4,460)        11,788
                               --------------  --------------
NET INCOME (LOSS) ............    $ (388,233)     $(226,334)
                               ==============  ==============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                  93.3, INC.        VALLEY        SILVERADO       COMBINED
                                ACQUISITION(b)  ACQUISITION(b)  ACQUISITION(b)     TOTAL
                               --------------  --------------  --------------  ------------
NET REVENUE ..................    $1,058,452      $1,732,548      $3,243,092     $7,523,863
Station operating expenses  ..       756,333       1,190,716       2,511,877      6,343,521
Depreciation and amortization         52,994         129,739         480,519        763,495
Corporate expenses ...........            --              --         161,000        161,000
                               --------------  --------------  --------------  ------------
Operating income (loss)  .....       249,125         412,093          89,696        255,847
Interest income ..............            --              --           8,495          8,495
Interest expense .............       (53,423)       (579,036)             --       (759,287)
Other income (expense) .......         7,072          67,566            (651)        81,315
                               --------------  --------------  --------------  ------------
NET INCOME (LOSS) ............    $  202,774      $  (99,377)     $   97,540     $ (413,630)
                               ==============  ==============  ==============  ============

------------

   (a) For the 12 months ended March 31, 1996

   (b) For the year ended December 31, 1995

     No adjustment was included in the Pro Forma Condensed Combined Statements of Operations for the six months ended September 30, 1996 for the historical results prior to their acquisition for the above stations as the impact would be immaterial on the results of operation for the six month period.

     (5) To reflect certain cost savings that are being implemented and have been implemented as a result of the combination of stations in markets including the elimination of certain positions, combining duplicative general, administrative and sales responsibilities, automation of live programming, commission reductions and facilities cost savings and the standardization of salesperson commissions. There can be no assurance that unforeseen developments will not prevent full realization of the anticipated cost savings associated with the implementation of such measures.

     (6) To reflect the incremental additional amortization expense relating to the acquisitions based on the preliminary purchase price allocations. The actual depreciation and amortization expense may change upon final determination of the fair value of the net assets acquired. To the extent the tax basis is adjusted a corresponding adjustment in amortization expense would be made.

     (7) To adjust corporate general and administrative expenses to reflect the terms of the Amended and Restated Financial Consulting Agreement and to eliminate expenses of the acquired stations not expected to be incurred by the Company.

     (8) To adjust interest expense incurred upon the formation of the Company and by the stations that were acquired and to reflect interest expense including the amortization of deferred financing costs associated with the Credit Facility and the additional borrowing required to complete all the acquisitions.

     (9) To eliminate non-operating expenses that are not expected to be incurred by the Company.

     (10) Income taxes have not been provided in that for Federal income taxes a net operating loss would have existed during the periods presented. State taxes are considered immaterial and have been included in corporate general and administration expenses.

     (11) To adjust for JSA/LMA fees.

     (12) To reflect the full year dividend requirement for the Preferred Stock Offering.

     (13) To reflect the weighted average number of common stock outstanding for a full year.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                            TRIATHLON BROADCASTING COMPANY



February 4, 1997                  By:/s/ Jan E. Chason
                                    ------------------------------------------
                                  Name:  Jan E. Chason
                                  Title: Chief Financial Officer and Treasurer